UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

Viking Investments Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(Address of principal executive offices)	(zip code)

(212) 653-0946
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 3, 2014, we entered into a Purchase and Sale, Petroleum and Natural Gas Conveyance Agreement (the “Agreement”), with Tanager Energy Inc., a Canadian corporation listed on the TSX Venture Exchange as a Tier 2 company and trading under the stock symbol “TAN” (“Tanager Energy”).  Pursuant to the Agreement, we (through a to-be-formed wholly owned subsidiary) will receive a 50% working interest in the Joffre oil and gas property located in Alberta, Canada (the “Joffre Property”), and we are obligated to pay Tanager C$400,000 (CAD) for the interest in the Joffre Property, with C$340,000 (CAD) payable at closing, and the balance due on or before November 30, 2014.

On November 4, 2014, we closed the transaction by paying Tanager $302,367.29 (USD). Tanager will own the remaining 50% working interest in the property and will operate and manage the property in accordance with an operating agreement pursuant to the Canadian Association of Petroleum Landman Operating Procedure. The proceeds will be used by Tanager to complete and place on production the first of four suspended Devonian oil wells in the Joffre D-3 B oil pool.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Purchase and Sale, Petroleum and Natural Gas Conveyance Agreement with Tanager Energy Inc. dated November 3, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Investments Group, Inc.

Dated: November 10, 2014	By:	/s/ Tom Simeo
Tom Simeo
CEO & Chairman